EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Beam Global on Form S-3 (File No. 333-238701), Form S-8 (File Nos. 333-248441 and 333-260036), and Form S-1 (File No. 333-267485) of our report dated April 16, 2024, with respect to our audit of the consolidated financial statements of Beam Global as of December 31, 2023 and for the year then ended, which report is included in this Annual Report on Form 10-K of Beam Global for the year ended December 31, 2023.

/s/ Marcum llp

Marcum llp

New York, NY

April 16, 2024